UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021

ANGION BIOMEDICA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39990	11-3430072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 Charles Lindbergh Boulevard

Uniondale, New York 11553

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 655-4899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ANGN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2021 Annual Salaries and 2020 Bonuses

On March 8, 2021, the Board of Directors (the “Board”) of Angion Biomedica Corp. (“Angion” or the “Company”), approved, on recommendation of the Compensation Committee of the Board, annual base salaries for 2021 and cash performance bonuses for 2020 for the following named executive officers, including the principal executive officer:

Name and Principal Position	2021 Base Salary	2021 Base Salary
Jay R. Venkatesan, M.D	$587,000	$195,000
President and Chief Executive Officer
Jennifer J. Rhodes	$412,000	$160,000
Senior Vice President, General Counsel and Chief Compliance Officer

2021 Annual Grants for Non-Employee Directors

On March 8, 2021, the Board also approved, on recommendation of the Compensation Committee of the Board, annual stock option awards of 15,000 for each of Victor Ganzi, Allen Nissenson, Gilbert Omenn and Karen Wilson. The stock option awards were granted effective as of the close of business on March 8, 2021, with an exercise price equal to the closing price of the Company’s common stock as reported on The Nasdaq Global Select Market on the date of grant. The awards were made pursuant to the Company’s 2021 Equity Incentive Award Plan and will vest on the earlier of the first anniversary of the date of grant or the date of the next annual stockholder's meeting to the extent unvested as of such date, subject to continued service through each applicable vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGION BIOMEDICA CORP.

Date: March 10, 2021	By:	/s/ Jay R. Venkatesan, M.D.
Jay R. Venkatesan, M.D.
President and Chief Executive Officer